Exhibit 99.1

Avalara Announces Second Quarter 2020 Financial Results

Second Quarter Total Revenue of $116.5 Million

Subscriptions and Returns Revenue Growth of 28% From Second Quarter 2019

SEATTLE – August 4, 2020 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its second quarter ended June 30, 2020.

“Avalara posted a strong second quarter, exceeding our guidance, with June representing our best non-December total bookings month ever,” said Scott McFarlane, Avalara co-founder and chief executive officer. “Our results demonstrate the resiliency of our business model and that our value proposition is resonating with customers during this difficult time.  We are seeing a confluence of positive macro trends that are tailwinds for our business, from the accelerating growth of ecommerce to broader adoption of cloud-based and other efficiency improvement solutions to the increasing need for regulatory compliance enforcement. As a result, global demand for compliance automation continues to grow and we are driving efficiency improvements across our business to capture the large opportunity in front of us.”

Second Quarter 2020 Financial Results

•

Revenue: Total revenue was $116.5 million in the second quarter of 2020, up 28% from $91.3 million in the second quarter of 2019. Subscription and returns revenue was $108.5 million, up 28% from $85.0 million in the same period last year. Professional services revenue was $8.0 million, up 27% from $6.3 million in the same period last year.

•

Gross Profit: GAAP gross profit was $83.2 million in the second quarter of 2020, representing a 71% gross margin, compared to a GAAP gross profit of $64.0 million and a 70% gross margin in the second quarter of 2019. Non-GAAP gross profit was $85.7 million, representing a 74% non-GAAP gross margin, compared to a non-GAAP gross profit of $65.9 million and a 72% non-GAAP gross margin in the second quarter of 2019.

•

Operating Loss: GAAP operating loss was $10.0 million in the second quarter of 2020, compared to a GAAP operating loss of $14.8 million in the second quarter of 2019. Non-GAAP operating income was $3.8 million in the second quarter of 2020, compared to a non-GAAP operating loss of $3.6 million in the second quarter of 2019.

•

Net Loss: GAAP net loss was $10.1 million in the second quarter of 2020, compared to a GAAP net loss of $14.2 million in the second quarter of 2019. Non-GAAP net income was $3.7 million in the second quarter of 2020, compared to a non-GAAP net loss of $3.0 million in the second quarter of 2019.

•

Net Loss per Share: GAAP basic and diluted net loss per share was $0.13 based on 78.9 million weighted-average shares outstanding in the second quarter of 2020, compared to a GAAP basic and diluted net loss per share of $0.20 based on 71.6 million weighted-average shares outstanding in the second quarter of 2019. Non-GAAP diluted net income per share was $0.04 based on 83.4 million weighted-average shares outstanding in the second quarter of 2020, compared to a non-GAAP diluted net loss per share of $0.04 based on 71.6 million weighted-average shares outstanding in the second quarter of 2019.

•

Deferred Revenue: Total deferred revenue was $167.7 million at June 30, 2020, up from $161.2 million at December 31, 2019. The current portion of deferred revenue was $166.2 million at June 30, 2020, up from $160.3 million at December 31, 2019.

•

Cash: Net cash provided by operating activities was $8.2 million in the second quarter of 2020, compared to $10.0 million provided by operating activities in the second quarter of 2019. Free cash flow was positive $6.2 million in the second quarter of 2020, compared to positive $7.2 million in the second quarter of 2019. Cash and cash equivalents totaled $474.4 million at June 30, 2020 compared to $467.0 million at December 31, 2019.

•	Calculated Billings: Calculated billings were $118.7 million in the second quarter of 2020, compared to calculated billings of $97.7 million in the second quarter of 2019.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Second Quarter 2020 and Recent Operating Highlights

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Key Metrics: We ended the second quarter of 2020 with approximately 13,300 core customers, up from approximately 12,710 core customers at the end of the previous quarter and approximately 10,430 in the second quarter of 2019, a 28% increase year-over-year. During the second quarter of 2020, we revised our calculation of core customers to include a small number of core customers that terminate and subsequently repurchase Avalara services, that previously were not included in reported core customers. Including the revised calculation, we ended the second quarter of 2020 with approximately 13,560 of revised core customers, up from approximately 12,940 revised core customers at the end of the previous quarter and approximately 10,560 in the second quarter of 2019. Our net revenue retention rate was 107% in the second quarter of 2020 and has averaged 110% over the last four quarters.

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Appointment of Chief Human Resources Officer: We announced the appointment of Kathleen Weslock as our chief human resources officer. Kathleen has overseen human resources for publicly and privately held companies of all sizes across several industries including Cisco, Deloitte and FIS (formerly SunGard Data Systems). Her responsibilities include leading a robust human resources strategy and creating an inclusive workplace culture.

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Appointment of EVP of Corporate Development: Jayme Fishman recently joined Avalara as Executive Vice President of Corporate Development. Jayme brings to Avalara 20 years of experience in corporate development, strategy, and operations specific to the tax technology and consulting industries. Most recently, he served as president of the software division for Ryan—one of the largest tax consulting firms in North America. Prior to that, he ran sales, business development and professional services at Taxware (now a subsidiary of Sovos). Jayme will work to expand our corporate development and integration team as we leverage M&A to extend our global compliance footprint by adding new content, technology, geographies, and customers.

Product Highlights

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Launched Sales Tax Risk Assessment Tool: We announced the availability of our Sales Tax Risk Assessment tool, a self-serve online resource that helps companies determine where they have likely triggered economic nexus by providing a detailed assessment of their state-by-state sales tax obligation risk over email. Avalara Sales Tax Risk Assessment enables companies to quickly discover states where their sales activity has likely triggered sales tax obligations and determine which states should be closely monitored.

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Launched Avalara Consumer Use Product: We announced the availability of Avalara Consumer Use, a new product that helps finance professionals quickly self-assess their consumer use tax obligations and achieve compliance. Referred to by some in the tax industry as low-hanging fruit, consumer use tax presents audit risk for businesses because it’s often mismanaged or overlooked.

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Launched AI-Powered Tax Classification Tool for AvaTax: We announced the availability of our artificial intelligence (AI)-based tax classification tool that allows Avalara AvaTax users to quickly and efficiently classify their products or services to aid in taxability determinations for their U.S. domestic product catalogs. Avalara’s AI-enabled tax classification tool reduces the time spent classifying products and taxability to increase return on investment for users.

Financial Outlook

For the third quarter of 2020, the Company currently expects:

•	Total revenue between $115.0 and $117.0 million.
•	Non-GAAP operating loss between $7.0 and $9.0 million.

For the full year 2020, the Company currently expects:

•	Total revenue between $465.0 and $470.0 million.
•	Non-GAAP operating loss between $16.0 and $20.0 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, August 4, 2020, to discuss its financial results and business highlights. The conference call can be accessed by dialing (866) 393-4306 from the United States and Canada or (734) 385-2616 internationally with conference ID 9275356. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. Pacific Time on Tuesday, August 11, 2020 and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 9275356.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at www.avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the third quarter and full year 2020. In some cases you can identify forward-

looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the impact of the novel coronavirus (COVID-19) pandemic and any associated economic downturn on our business operations, results, and financial position; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic net income (loss) per share, non-GAAP diluted net income (loss) per share, free cash flow, and calculated billings, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

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We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

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We calculate non-GAAP gross profit as GAAP gross profit before stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

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We calculate non-GAAP operating income (loss) as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net income (loss) as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•	We calculate non-GAAP basic net income (loss) per share as non-GAAP net income (loss) divided by basic weighted average shares outstanding.
•

We calculate non-GAAP diluted net income (loss) per share as non-GAAP net income (loss) divided by diluted weighted average shares outstanding. Diluted weighted average shares outstanding includes weighted average shares outstanding plus the dilutive effect, if any, of outstanding common stock equivalents.

•	We define free cash flow as net cash provided by (used in) operating activities less cash used for the purchases of property and equipment.
•

We define calculated billings as total revenue plus the changes in deferred revenue and contract liabilities in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as a potential indicator of future subscription revenue, the actual timing of which will be affected by several factors, including subscription start date and duration.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

We also use the key business metrics of core customers and net revenue retention rate.

Core Customers

We believe core customers is a key indicator of our market penetration, growth, and potential future revenue. We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

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a unique account identifier in our primary U.S. billing systems (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the last twelve months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries and certain legacy billing systems that have not been integrated into our primary U.S. billing systems (e.g., our lodging tax compliance solution). As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We also have a substantial number of customers of various sizes who do not meet the revenue threshold to be considered a core customer. These customers provide us with market share and awareness, and we anticipate that some may grow into core customers. We believe there is strategic value to addressing the small business and self-serve segment of the marketplace.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Currently, our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems primarily related to past acquisitions. Our Streamlined Sales Tax solution (SST) is not included in net revenue retention rate. This means that revenue expansion from existing customers adopting our SST solution is not included, while revenue contraction from customers downgrading one or more of Avalara’s other solutions in favor of SST is included.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended June 30,
	2020	2019
Revenue:
Subscription and returns	$108,519	$85,008
Professional services	7,968	6,291
Total revenue	116,487	91,299
Cost of revenue:
Subscription and returns	28,779	22,938
Professional services	4,551	4,397
Total cost of revenue (2)	33,330	27,335
Gross profit	83,157	63,964
Operating expenses:
Research and development (2)	26,844	18,996
Sales and marketing (1)(2)	46,040	41,742
General and administrative (2)	20,322	18,019
Total operating expenses	93,206	78,757
Operating loss	(10,049)	(14,793)
Other (income) expense:
Interest income	(168)	(1,282)
Interest expense	—	173
Other (income) expense, net	122	381
Total other (income) expense, net	(46)	(728)
Loss before income taxes	(10,003)	(14,065)
Provision for income taxes	137	172
Net loss	$(10,140)	$(14,237)

Net loss per share attributable to common shareholders, basic and diluted	$(0.13)	$(0.20)
Weighted average shares of common stock outstanding, basic and diluted	78,924	71,568

(1) In preparing our 2019 annual financial statements, we discovered an immaterial error in recording deferred sales commissions for the first three quarters of 2019 impacting our previously reported quarterly financial results. We have presented the corrected consolidated statements of operations data for the second quarter of 2019. The correction to sales commission expense resulted in additional sales and marketing expenses of $1.1 million for the three months ended June 30, 2019.

	For the Three Months Ended June 30,
(2) The stock-based compensation expense included above was as follows:	2020	2019
Cost of revenue	$1,477	$708
Research and development	3,080	1,627
Sales and marketing	2,956	2,107
General and administrative	4,734	4,982
Total stock-based compensation	$12,247	$9,424

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$1,065	$1,230
Research and development	—	—
Sales and marketing	549	543
General and administrative	4	4
Total amortization of acquired intangibles	$1,618	$1,777

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Six Months Ended June 30,
	2020	2019
Revenue:
Subscription and returns	$214,065	$163,239
Professional services	13,865	13,030
Total revenue	227,930	176,269
Cost of revenue:
Subscription and returns	58,296	43,916
Professional services	9,288	8,726
Total cost of revenue (2)	67,584	52,642
Gross profit	160,346	123,627
Operating expenses:
Research and development (2)	52,691	34,952
Sales and marketing (1) (2)	95,674	81,061
General and administrative (2)	41,710	33,253
Total operating expenses	190,075	149,266
Operating loss	(29,729)	(25,639)
Other (income) expense:
Interest income	(1,610)	(2,049)
Interest expense	—	284
Other (income) expense, net	(3,250)	429
Total other (income) expense, net	(4,860)	(1,336)
Loss before income taxes	(24,869)	(24,303)
Provision for income taxes	554	288
Net loss	$(25,423)	$(24,591)

Net loss per share attributable to common shareholders, basic and diluted	$(0.32)	$(0.35)
Weighted average shares of common stock outstanding, basic and diluted	78,414	69,983

(1) In preparing our 2019 annual financial statements, we discovered an immaterial error in recording deferred sales commissions for the first three quarters of 2019 impacting our previously reported quarterly financial results. We have presented the corrected consolidated statements of operations data for the first half of 2019. The correction to sales commission expense resulted in additional sales and marketing expenses of $2.2 million for the six months ended June 30, 2019.

	For the Six Months Ended June 30,
(2) The stock-based compensation expense included above was as follows:	2020	2019
Cost of revenue	$2,673	$1,449
Research and development	5,474	2,919
Sales and marketing	5,771	4,276
General and administrative	8,060	7,340
Total stock-based compensation	$21,978	$15,984

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$2,295	$2,400
Research and development	—	—
Sales and marketing	1,156	1,048
General and administrative	8	7
Total amortization of acquired intangibles	$3,459	$3,455

AVALARA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$474,411	$466,950
Trade accounts receivable—net of allowance for doubtful accounts	59,783	51,644
Deferred commissions	10,293	9,279
Prepaid expenses and other current assets	17,612	14,127
Total current assets before customer fund assets	562,099	542,000
Funds held from customers	21,523	24,383
Receivable from customers—net of allowance for doubtful accounts	779	420
Total current assets	584,401	566,803
Noncurrent assets:
Deferred commissions	33,063	29,137
Operating lease right-of-use assets—net	51,924	49,321
Property and equipment—net	33,820	34,997
Intangible assets—net	19,319	22,932
Goodwill	101,198	101,224
Other noncurrent assets	4,496	2,853
Total assets	$828,221	$807,267

Liabilities and shareholders' equity
Current liabilities:
Trade payables	14,345	11,693
Accrued expenses	51,754	62,104
Deferred revenue	166,207	160,271
Accrued earnout liabilities	142	4,120
Operating lease liabilities	10,194	8,756
Total current liabilities before customer fund obligations	242,642	246,944
Customer fund obligations	22,835	24,783
Total current liabilities	265,477	271,727
Noncurrent liabilities:
Deferred revenue	1,512	970
Accrued earnout liabilities	—	9,835
Operating lease liabilities	57,119	58,301
Deferred tax liability	472	337
Other noncurrent liabilities	3,439	2,375
Total liabilities	328,019	343,545
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	8	8
Additional paid-in capital	1,037,470	976,627
Accumulated other comprehensive loss	(1,659)	(2,719)
Accumulated deficit	(535,617)	(510,194)
Total shareholders’ equity	500,202	463,722
Total liabilities and shareholders' equity	$828,221	$807,267

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	(10,140)	$(14,237)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	12,247	9,424
Depreciation and amortization	3,908	3,987
Deferred tax expense	73	39
Non-cash operating lease costs (1)	2,004	1,113
Non-cash change in earnout liability	184	476
Non-cash bad debt expense	742	228
Other	253	137
Changes in operating assets and liabilities:
Trade accounts receivable	(6,241)	1,807
Prepaid expenses and other current assets	1,259	1,109
Deferred commissions	(2,690)	(4,111)
Other noncurrent assets	(1,259)	(546)
Trade payables	(768)	(1,122)
Accrued expenses	8,818	6,972
Deferred revenue	2,349	6,096
Operating lease liabilities (1)	(2,565)	(1,372)
Net cash provided by operating activities	8,174	10,000
Cash flows from investing activities:
Purchase of property and equipment	(1,956)	(2,836)
Net decrease (increase) in customer fund assets	5,896	(4,654)
Net cash provided by (used in) investing activities	3,940	(7,490)
Cash flows from financing activities:
Proceeds from common stock offering, net of underwriting discounts	—	274,705
Payments of deferred financing costs	—	(359)
Proceeds from exercise of stock options	17,495	13,106
Net (decrease) increase in customer fund obligations	(5,896)	4,654
Net cash provided by financing activities	11,599	292,106
Foreign currency effect on cash and cash equivalents	163	90
Net change in cash and cash equivalents	23,876	294,706
Cash and cash equivalents—Beginning of period	450,535	146,878
Cash and cash equivalents—End of period	$474,411	$441,584

(1) Avalara adopted the new lease accounting standard as of January 1, 2019 in our Annual Report on Form 10-K for the year ended December 31, 2019. We have presented cash flows from operating activities for the quarter ended June 30, 2019 to include adjustments for the adoption of the new lease accounting standard. The adjustments do not impact previously disclosed net cash used in operating activities.

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(25,423)	$(24,591)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	21,978	15,984
Depreciation and amortization	7,999	7,668
Deferred tax expense	135	78
Non-cash operating lease costs (1)	3,960	2,167
Non-cash change in earnout liability	(2,325)	476
Non-cash bad debt expense	1,373	450
Other	445	195
Changes in operating assets and liabilities:
Trade accounts receivable	(8,991)	(3,728)
Prepaid expenses and other current assets	(3,486)	(596)
Deferred commissions	(4,940)	(9,377)
Other noncurrent assets	(1,643)	(782)
Trade payables	2,891	2,468
Accrued expenses	(9,750)	(3,401)
Deferred revenue	6,477	15,127
Operating lease liabilities (1)	(4,795)	(2,559)
Net cash used in operating activities	(16,095)	(421)
Cash flows from investing activities:
Purchase of property and equipment	(3,556)	(4,950)
Cash paid for acquisitions of businesses	—	(17,310)
Cash paid for acquired intangible assets	—	(131)
Net decrease (increase) in customer fund assets	1,981	(11,878)
Net cash used in investing activities	(1,575)	(34,269)
Cash flows from financing activities:
Proceeds from common stock offering, net of underwriting discounts	—	274,705
Payments of deferred financing costs	—	(398)
Proceeds from exercise of stock options	25,423	40,417
Proceeds from purchases of stock under employee stock purchase plan	5,716	7,664
Taxes paid related to net share settlement of stock-based awards	—	(93)
Payments related to business combination earnouts	(3,760)	—
Payments related to asset acquisition earnouts	(65)	—
Net (decrease) increase in customer fund obligations	(1,981)	11,797
Net cash provided by financing activities	25,333	334,092
Foreign currency effect on cash and cash equivalents	(202)	(140)
Net change in cash and cash equivalents	7,461	299,262
Cash and cash equivalents—Beginning of period	466,950	142,322
Cash and cash equivalents—End of period	$474,411	$441,584

(1) Avalara adopted the new lease accounting standard as of January 1, 2019 in our Annual Report on Form 10-K for the year ended December 31, 2019. We have presented cash flows from operating activities for the six months ended June 30, 2019 to include adjustments for the adoption of the new lease accounting standard. The adjustments do not impact previously disclosed net cash used in operating activities.

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

The following schedules reflect our non-GAAP financial measures and reconcile our non-GAAP financial measures to the related GAAP financial measures:

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Non-GAAP cost of revenue	$30,788	$25,397	$62,616	$48,793
Non-GAAP gross profit	85,699	65,902	165,314	127,476
Non-GAAP gross margin	74%	72%	73%	72%
Non-GAAP research and development expense	$23,764	$17,369	$47,217	$32,033
Non-GAAP sales and marketing expense	42,535	39,092	88,747	75,737
Non-GAAP general and administrative expense	15,584	13,033	33,642	25,906
Non-GAAP operating income (loss)	3,816	(3,592)	(4,292)	(6,200)
Non-GAAP net income (loss)	3,725	(3,036)	14	(5,152)
Non-GAAP basic net income (loss) per share	0.05	(0.04)	0.00	(0.07)
Non-GAAP diluted net income (loss) per share	0.04	(0.04)	0.00	(0.07)
Free cash flow	$6,218	$7,164	$(19,651)	$(5,371)

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$33,330	$27,335	$67,584	$52,642
Stock-based compensation expense	(1,477)	(708)	(2,673)	(1,449)
Amortization of acquired intangibles	(1,065)	(1,230)	(2,295)	(2,400)
Non-GAAP Cost of Revenue	$30,788	$25,397	$62,616	$48,793

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$83,157	$63,964	$160,346	$123,627
Stock-based compensation expense	1,477	708	2,673	1,449
Amortization of acquired intangibles	1,065	1,230	2,295	2,400
Non-GAAP Gross Profit	$85,699	$65,902	$165,314	$127,476

Reconciliation of Non-GAAP Gross Margin:
Gross margin	71%	70%	70%	70%
Stock-based compensation expense as a percentage of revenue	1%	1%	1%	1%
Amortization of acquired intangibles as a percentage of revenue	1%	1%	1%	1%
Non-GAAP Gross Margin	74%	72%	73%	72%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$26,844	$18,996	$52,691	$34,952
Stock-based compensation expense	(3,080)	(1,627)	(5,474)	(2,919)
Amortization of acquired intangibles	—	—	—	—
Non-GAAP Research and Development Expense	$23,764	$17,369	$47,217	$32,033

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$46,040	$41,742	$95,674	$81,061
Stock-based compensation expense	(2,956)	(2,107)	(5,771)	(4,276)
Amortization of acquired intangibles	(549)	(543)	(1,156)	(1,048)
Non-GAAP Sales and Marketing Expense	$42,535	$39,092	$88,747	$75,737

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$20,322	$18,019	$41,710	$33,253
Stock-based compensation expense	(4,734)	(4,982)	(8,060)	(7,340)
Amortization of acquired intangibles	(4)	(4)	(8)	(7)
Non-GAAP General and Administrative Expense	$15,584	$13,033	$33,642	$25,906

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Operating Income (Loss):
Operating loss	$(10,049)	$(14,793)	$(29,729)	$(25,639)
Stock-based compensation expense	12,247	9,424	21,978	15,984
Amortization of acquired intangibles	1,618	1,777	3,459	3,455
Non-GAAP Operating Income (Loss)	$3,816	$(3,592)	$(4,292)	$(6,200)

Reconciliation of Non-GAAP Basic Net Income (Loss):
Net loss	$(10,140)	$(14,237)	$(25,423)	$(24,591)
Stock-based compensation expense	12,247	9,424	21,978	15,984
Amortization of acquired intangibles	1,618	1,777	3,459	3,455
Non-GAAP Net Income (Loss)	$3,725	$(3,036)	$14	$(5,152)

Reconciliation of Non-GAAP Basic Net Income (Loss) Per Share:
Net loss per share	$(0.13)	$(0.20)	$(0.32)	$(0.35)
Stock-based compensation expense per share	0.16	0.13	0.28	0.23
Amortization of acquired intangibles per share	0.02	0.02	0.04	0.05
Non-GAAP Basic Net Income (Loss) Per Share	$0.05	$(0.04)	$0.00	$(0.07)

Reconciliation of Non-GAAP Diluted Net Income (Loss) Per Share:
Net loss per share	$(0.13)	$(0.20)	$(0.32)	$(0.35)
Stock-based compensation expense per share	0.15	0.13	0.28	0.23
Amortization of acquired intangibles per share	0.02	0.02	0.04	0.05
Non-GAAP Diluted Net Income (Loss) Per Share (1)	$0.04	$(0.04)	$0.00	$(0.07)
Shares used in computing non-GAAP diluted net income (loss) per share	83,389	71,568	82,753	69,983

(1) Non-GAAP diluted net income (loss) per share for the three and six months ended June 30, 2020 was calculated using the diluted share count which includes approximately 4.4 million dilutive shares related to employee stock options and stock-based awards. For the three and six months ended June 30, 2019, all common stock equivalents have been excluded from the diluted share count as their effect is antidilutive.

Free Cash Flow:
Net cash provided by (used in) operating activities	$8,174	$10,000	$(16,095)	$(421)
Purchases of property and equipment	(1,956)	(2,836)	(3,556)	(4,950)
Free Cash Flow	$6,218	$7,164	$(19,651)	$(5,371)

AVALARA, INC.

UNAUDITED PRESENTATION OF CALCULATED BILLINGS AND RECONCILIATION TO REVENUE

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019 (1)	Dec 31, 2018	Sep 30, 2018
Total revenue	$116,487	$111,443	$107,627	$98,525	$91,299	$84,970	$76,923	$69,919
Add:
Deferred revenue (end of period)	167,719	165,369	161,241	148,466	138,811	132,714	134,653	118,209
Contract liabilities (end of period)	6,195	6,330	5,197	4,843	4,508	4,208	—	—
Impact of adoption of ASC 606 on deferred revenue	—	—	—	—	—	11,250	—	—
Less:
Deferred revenue (beginning of period)	(165,369)	(161,241)	(148,466)	(138,811)	(132,714)	(134,653)	(118,209)	(109,344)
Contract liabilities (beginning of period)	(6,330)	(5,197)	(4,843)	(4,508)	(4,208)	—	—	—
Impact of adoption of ASC 606 on contract liabilities	—	—	—	—	—	(2,090)	—	—
Calculated billings	$118,702	$116,704	$120,756	$108,515	$97,696	$96,399	$93,367	$78,784

(1)	The first quarter of 2019 includes reconciling adjustments to exclude the one-time impact of adoption of ASC 606 as of January 1, 2019.

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Number of core customers (as of end of period) - as reported (1)	13,300	12,710	11,960	11,240	10,430	9,700	9,070	8,490	8,080	7,760
Number of core customers (as of end of period) - as revised (1)	13,560	12,940	12,150	11,400	10,560	9,800	9,150	8,540	8,120	7,780
Net revenue retention rate	107%	109%	111%	113%	111%	107%	108%	105%	108%	109%

(1)

During the second quarter of 2020, we determined there were a small number of core customers that terminate and subsequently repurchase Avalara services, that previously were not included in reported core customers. The number of core customers as revised for each period presented includes these customers.

Investor Contact

Jennifer Gianola

Avalara

jennifer.gianola@avalara.com

650-499-9837

Media Contact

Tommy Morgan

Avalara

media@avalara.com

540-448-7551